EXHIBIT 10.37

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is made and entered into as of June 1, 2010 (the “Effective Date”), by and between MEDGENICS, INC., a Delaware corporation (the “Company”), and THE NYBOR GROUP, INC. (“NGI”).

RECITALS

WHEREAS, the Company desires the expertise that NGI can provide in organizing efforts to secure financing and provide advice regarding financing and investment issues; and

WHEREAS, NGI has agreed to provide services to the Company on the terms and conditions hereinafter set forth;

NOW, THEREFORE, the Company and NGI hereby agree as follows:

AGREEMENTS

1.            Engagement, Period of Engagement. The Company offers to engage NGI, and NGI hereby accepts such engagement, to provide services to the Company as a consultant for a period commencing as of the Effective Date and ending December 31, 2010 (the “Term”).

2.            Services. During the Term, NGI shall assist and advise the Company’s management in connection with the Company’s efforts to secure financing and will provide advice and consultantion with respect to financing and investment issues and concerns raised by the Company. NGI shall also make itself available to advise the Chief Executive Officer (the “CEO”) as to other matters relating to the Company.

3.            Compensation. In consideration for the services to be provided under Section 2, the Company agrees to issue to NGI (and its permitted assigns), subject to compliance with all applicable securities and other laws, an aggregate 150,000 unregistered restricted shares of the Company’s common stock (the “Shares”). In connection with the issuance of the Shares, NGI (and its permitted assigns) hereby makes the representations and warranties set forth on Exhibit A attached hereto.

4.            Confidential Information. NGI shall maintain Confidential Information (as defined below) in strict confidence and secrecy and shall not at any time, directly or indirectly, use, publish, make lists of, communicate, divulge or disclose to any person or business entity or use for any purpose any Confidential Information or assist any third parties in doing so, except on behalf of and for the benefit of the Company. NGI agrees, upon demand by the Company, to promptly return all Confidential Information (including any copies, extracts thereof or materials reflecting any such information) which is in NGI’s possession.

For purposes of this Agreement, “Confidential Information” shall include, but not be limited to, materials, records, data or trade secrets regarding the assets, condition, business, financial information, business affairs, business matters or other matters related to the Company and to its direct and indirect subsidiaries and affiliates which NGI has knowledge of as a result of NGI’s services for the Company. Confidential Information shall not include information that becomes generally available to the public other than as a result of disclosure by NGI. Nothing in this Agreement modifies or reduces NGl’s obligations to comply with applicable laws related to trade secrets, confidential information or unfair competition.

5.            Successors and Assigns. This Agreement will inure to the benefit of and be binding upon NGI and the Company, and their respective successors and assigns, including, any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the respective assets and business of such party may be sold or otherwise transferred. NGI may not assign any of its rights under this Agreement without the prior written consent of the Company, except that, by written notice to the Company, NGI may direct the issuance of all or a portion of the Shares to its employees, members or other representatives provided such assignee makes the representations set forth on Exhibit A for the benefit of the Company. Except as expressly provided herein, nothing in this Agreement shall be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

6.            Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

7.            Modification. This Agreement may only be amended by a written agreement executed by both parties.

8.            Notices. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly given if delivered by hand or by nationally recognized overnight delivery service (receipt requested) or mailed by certified mail (return receipt requested) with first class postage prepaid:

(a)       if to the Company, to:

Medgenics, Inc.
8000 Towers Crescent Drive, Suite 1300
Vienna, Virginia 22182
Attention: Andrew Pearlman, CEO

(b)       if to NGI, to:

The Nybor Group, Inc.
64 Shelter Lane
Roslyn Heights NY 11577

or to such other person or place as either party shall furnish to the other in writing. Except as otherwise provided herein, all such notices and other communications shall be effective: (x) if delivered by hand, when delivered; (y) if mailed in the manner provided in this Section, five (5) business days after deposit with the United States Postal Service; or (z) if delivered by overnight express delivery service, on the next business day after deposit with such service.

9.            Entire Agreement. This Agreement and any documents executed by the parties pursuant to this Agreement and referred to herein constitute a complete and exclusive statement of the entire understanding and agreement of the parties hereto with respect to their subject matter and supersede all other prior agreements and understandings, written or oral, relating to such subject matter between the parties.

10.          Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Without limiting the generality of the foregoing, if the scope of any provision contained in this Agreement is too broad to permit enforcement to its full extent, but may be made enforceable by limitations thereon, such provision shall be enforced to the maximum extent permitted by law, and the Consultant hereby agrees that such scope maybe judicially modified accordingly.

11.          Counterparts. This Agreement and any amendments hereto may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, each of the Company and NGI has caused this Agreement to be executed as of the day and year first above written.

MEDGENICS, INC.		THE NYBOR GROUP, INC.

By:	/s/ Andrew Pearlman	By:	/s/ Warren Schreiber
	Andrew Pearlman		Warren Schreiber
Its:	Chief Executive Officer	Its:	President

Exhibit A

Investment Representations

•
Investment Experience; Acknowledgment of Risk. The recipient acknowledges that the recipient can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters that the recipient is capable of evaluating the merits and risks of the investment contemplated hereby. The recipient understands that investment in the Shares involves a significant degree of risk.

•
Disclosure of Information. The recipient has conducted the recipient’s own due diligence examination of the Company’s business, financial condition, results of operations, and prospects, and has had an opportunity to receive all information related to the Company and the Shares requested by the recipient and to ask questions of and receive answers from the Company regarding the Company, its business, finances and operations and the terms and conditions of the Shares.

•
Restricted Securities. The recipient understands that the Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act. The recipient understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States and state securities laws and that the Company is relying upon the truth and accuracy of, and the recipient’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the recipient set forth herein in order to determine the availability of such exemption and the eligibility of the recipient to acquire the Shares.

•	Legends. It is understood that, except as provided below, certificates evidencing the Shares may bear the following or any similar legend:

(a)         “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS AFFORDED UNDER APPLICABLE LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, HYPOTHECATED, TRANSFERRED OR OTHERWISE ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN APPLICABLE EXEMPTION (AS TO WHICH THE ISSUER SHALL BE REASONABLY SATISFIED, INCLUDING RECEIPT OF AN ACCEPTABLE LEGAL OPINION) FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS.”

(b)         If required by the authorities of any state in connection with the issuance of sale of the Shares, the legend required by such state authority.

•
Accredited Investor. The recipient is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act. The recipient understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

•	No General Solicitation. The recipient did not learn of the investment in the Shares as a result of any public advertising or general solicitation.